UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 17, 2010



                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
                     --------------------------------------
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                  000-30392                 13-4172059
-------                                   ---------                -----------
(STATE OR OTHER JURISDICTION)      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)

             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2
             -----------------------------------------------------

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------

                                      N/A
                                      ---

         (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective December 17, 2010 the Company's Board of Directors approved a Director Indemnification Agreement (the "Agreement") for all directors of the Company. The Agreement provides directors indemnification to the fullest extent permissible under applicable law.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Effective December 17, 2010, Bengt G. Odner resigned from the Company's Board of Directors.

(d) Effective December 17, 2010, by written action and vote of holders representing a majority of the outstanding shares of common stock of the Company, pursuant to Title XXXVI, Chapter 607, Section 607.0704 of the Florida Statutes and the Company's Bylaws, Mark Yung was elected as a member of the Board of Directors. At the present time Mr. Yung has not been nominated to serve on any of the Company's committees.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: December 20, 2010

                                 By: /s/  David J. Johnson
                                      ----------------------
                                 President and Chief Executive Officer